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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Tyco International Ltd. and Tyco International Group S.A. of our report dated October 24, 2000, except as to Note 25 which is as of December 4, 2000, relating to the financial statements and financial statement schedule, which appears in Tyco International Ltd.'s Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the reference to us under the heading "Experts" in the Registration Statements on Form S-3 declared effective on September 18, 2000 (File Nos. 333-44100 and 333-44100-01).

                                          /s/ PricewaterhouseCoopers

Hamilton, Bermuda
July 23, 2001